Exhibit 15.2

FAGDA PARTNERS

http://www.fangdalaw.com

E-mail: email@fangdalaw.com Tel.: 86-755-8256-0188 Fax: 86-755-8256-0189 Ref.: 15CF0086

14/F, Tower Two, Kerry Plaza

1 Zhong Xin Si Road

Futian District

Shenzhen 518048, China

April 16, 2015

To:

Sungy Mobile Limited

Floor 17, Tower A, China International Center

No. 33 Zhongshan 3 Road, Yuexiu District

Guangzhou 510055

The People’s Republic of China

Re: 2014 Annual Report on Form 20-F of Sungy Mobile Limited

Dear Sir/Madam,

We hereby consent to the reference to our firm and the summary of our opinion under the captions, “Item 3. Key Information—D. Risk Factors”, “Item 4. Information on the Company—B. Business Overview—PRC Regulation” and “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Critical Accounting Policies”, included in the annual report of Sungy Mobile Limited on Form 20-F for the fiscal year ended December 31, 2014 (the “Annual Report”), which will be filed with the Securities and Exchange Commission in the month of April, 2015. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Yours Sincerely,

/s/ Fangda Partners
Fangda Partners